Exhibit 1.1
30,000,000 Shares
ACCELEVATION HOLDINGS CORP.
CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE
UNDERWRITING AGREEMENT
September 29, 2026
September 29, 2026

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
Accelevation Holdings Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC are
acting as representatives (the “Representatives”) and certain shareholders of the Company (the
“Selling Shareholders” and each a “Selling Shareholder”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 30,000,000 shares (the
“Firm Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the
“Class A Common Stock”), of which 10,000,000 shares are to be issued and sold by the
Company and 20,000,000 shares are to be sold by the Selling Shareholders, each Selling
Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.
The Selling Shareholders also propose to sell to the several Underwriters not more than an additional 4,500,000 shares of Class A Common Stock (collectively, the “Additional
Shares”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the
Underwriters in Section 3.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A Common Stock and Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”) to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to collectively as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”
In anticipation of the offering contemplated by this Agreement, prior to the Closing Date
(as defined in Section 5), the Company will complete reorganization transactions as described in the section titled “Organizational Structure–Organizational Transactions” in the Registration
Statement, the Time of Sale Prospectus and the Prospectus (each, as defined below) (the
“Organizational Transactions”).

On the date hereof, the business of the Company is conducted through Accelevation LLC, a Delaware limited liability company (“Accelevation LLC”), and its subsidiaries. In connection with the offering contemplated by this Agreement, the Organizational Transactions will occur prior to the Closing Date, pursuant to which the Company will become the sole managing member of Accelevation Holdings LLC (“Holdings LLC”), a newly formed direct parent entity of Accelevation LLC. As the sole managing member of Holdings LLC, the Company will operate and control all of the business and affairs of Holdings LLC and Accelevation LLC, and, through Holdings LLC and its subsidiaries, conduct its business. The documents set forth on
Schedule IV hereto, which have been, or will be, amended and restated or entered into, as applicable, pursuant to the Organizational Transactions, are referred to as the “Transaction
Documents.” The Company and Accelevation LLC are each referred to herein as an
“Accelevation Party” and collectively referred to herein as the “Accelevation Parties.”
The Company has filed with the U.S. Securities and Exchange Commission (the
“Commission”) a registration statement on Form S-1 (File No. 333-298715), including a preliminary prospectus, relating to the Shares.  The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the
Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to
Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462
Registration Statement.
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in
Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale
Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents, pricing information and the free writing prospectuses, if any, set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration
Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.
Morgan Stanley has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in each of the
Time of Sale Prospectus and the Prospectus

under the heading “Underwriters” (the “Directed Share Program”).  The Shares to be sold by
Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the
Company, are referred to hereinafter as the “Directed Shares.” Any Directed Shares not
confirmed for purchase by any Participant by the end of the business day on which this
Agreement is executed will be offered to the public by the Underwriters as set forth in the
Prospectus.
1.Representations and Warranties of the Accelevation Parties.  Each of the
Accelevation Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
(a)The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Accelevation Parties, threatened by the Commission.
(b)(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the Closing Date or the Option
Closing Date (each, as defined below), as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement and the
Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the
Commission thereunder; (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus,
as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the Closing Date or the Option Closing Date, as applicable, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale
Prospectus or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by, or on behalf of, such
Underwriter through the Representatives expressly for use therein, it being understood and agreed that the

only such information furnished by any Underwriter consists of the Underwriter
Information (as defined in Section 11(b) of this Agreement).
(c)The Company is not an “ineligible issuer” in connection with the offering pursuant to
Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the
Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities
Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule
433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the
Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
(d)Each of the Accelevation Parties has been duly incorporated, is validly existing as a corporation or a limited liability company, as applicable, is in good standing under the laws of the State of Delaware, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Accelevation
Parties and their respective subsidiaries, taken as a whole or on the power or ability of the
Accelevation Parties to perform their obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale
Prospectus and the Prospectus (a “Material Adverse Effect”).
(e)Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or any functional equivalent is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or any functional equivalent is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims that would not be, singly or in the aggregate, material to the Accelevation Parties and their respective subsidiaries, taken as a whole.
(f)Each of the documents listed on Schedule IV hereto and this Agreement, and the performance of the Accelevation Parties and their respective obligations thereunder and hereunder, have been duly authorized by all necessary corporate action and have been duly executed and delivered by each of the Accelevation Parties, as applicable.
(g)The authorized capital stock of the Company and the authorized membership interests of
Accelevation LLC conform as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(h)The shares of Common Stock (including the Shares to be sold by the Selling
Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. The membership interests of Accelevation LLC outstanding prior to the consummation of this offering have been, and the membership interests of Holdings LLC outstanding prior to the consummation of this offering will be, duly authorized and are validly issued, fully paid and non-assessable.
(i)The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-
assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.
(j)Neither the Accelevation Parties nor any of their respective subsidiaries are currently in violation of, and the execution and delivery by the Accelevation Parties of, and the performance by the Accelevation Parties of their obligations under, this Agreement and the consummation of the transactions contemplated herein, including the Organizational
Transactions, will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of the Company or the certificate of formation or limited liability company agreement of Accelevation LLC, (iii) any agreement or other instrument binding upon the Accelevation Parties or any of their respective subsidiaries that is material to the Accelevation Parties and their respective subsidiaries, taken as a whole, or
(iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Accelevation Parties or any of their respective subsidiaries, except, in the cases of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or

court is required for the performance by the Accelevation Parties of their obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory
Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.
(k)There has not occurred any event, effect or circumstance that, individually or in the aggregate, has involved or is reasonably likely to involve a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Accelevation Parties and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus. Other than the Organizational Transactions, there have been no transactions entered into by the Accelevation Parties or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Accelevation Parties and their respective subsidiaries taken as a whole. There has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than in connection with the
Organizational Transactions.
(l)There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations or proceedings pending or, to the knowledge of the Accelevation
Parties, threatened to which the Accelevation Parties or any of their respective subsidiaries or any officer or director of the Accelevation Parties is a party or to which any of the properties or assets of the Accelevation Parties or any of their respective subsidiaries or any officer or director of the Accelevation Parties is subject, other than proceedings (i) accurately described in all material respects in each of the Registration
Statement, the Time of Sale Prospectus and the Prospectus and (ii) that would not, singly or in the aggregate, have a Material Adverse Effect. There are no legal or governmental proceedings that are required to be described in the Registration Statement, the Time of
Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the
Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(m)Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities
Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(n)Neither of the Accelevation Parties is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the
Registration Statement, the Time of Sale Prospectus and the Prospectus, neither of the
Accelevation Parties will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)Except as permitted under Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), neither the Accelevation Parties nor any affiliate of the
Accelevation Parties has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company, to facilitate the sale or resale of the Shares.
(p)(i) The Accelevation Parties and each of their respective subsidiaries (A) are and have been in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution, human health and safety, the environment (including, without limitation, indoor or outdoor air, surface water, groundwater, drinking water supply, sediment, land surface, or subsurface strata), natural resources, wildlife or ecosystems, sustainability, or climate change, including, without limitation, laws and regulations relating to the release or threatened release of, or exposure to, any chemical, substance, material or waste that is regulated or defined as hazardous, toxic or radioactive, or as a pollutant or contaminant, or words of similar meaning, in or under any law or regulation, and any petroleum or petroleum products, asbestos-containing materials, mold, or per- or polyfluoroalkyl substances, (“Hazardous Materials” and any such laws or regulations, “Environmental Laws”), (B) hold all permits, licenses, registrations, or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) are and have been in compliance with all terms and conditions of any such permit, license, registration or approval, and (D) have not received, are not a party to, and are not aware of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability, investigations or proceedings relating to any Environmental Law or any permit, license, registration or other approval required thereunder; and (ii) there are no events or circumstances that have formed the basis of, or would reasonably be expected to form the basis of, an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body, against or affecting the Accelevation Parties or any of their respective subsidiaries, relating to Hazardous Materials or any Environmental Laws, except in the case of any and all of the foregoing (i) and (ii), as would not, singly or in the aggregate, have a Material Adverse Effect.
(q)There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up; closure of facilities or properties; compliance with Environmental Laws or any permit, license, registration or other approval required thereunder; constraints on operating or production activities; or any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.
(r)There are no contracts, agreements or understandings between either of the Accelevation
Parties and any person granting such person the right to require the Accelevation Parties to file a registration statement under the Securities Act with respect to any securities of the Accelevation Parties or to require the Accelevation

Parties to include such securities with the Shares registered pursuant to the Registration
Statement except those contracts, agreements and understandings described in the
Registration Statement, Time of Sale Prospectus and the Prospectus.
(s)Neither the Accelevation Parties nor any of their respective subsidiaries or affiliates, nor any director, officer, or employee thereof, nor, to the knowledge of the Accelevation
Parties, any agent or representative of the Accelevation Parties or of any of their respective subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the
Accelevation Parties or their respective subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (i) the U.S. Foreign Corrupt
Practices Act of 1977, (ii) the UK Bribery Act 2010, or (iii) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(t)The operations of the Accelevation Parties and each of their respective subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control
Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-
Money Laundering Laws”).
(u)(i) Neither the Accelevation Parties nor any of their respective subsidiaries, nor any director, officer, employee, agent, affiliate, or representative of the Accelevation Parties or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A)the subject of any sanctions administered or enforced
by the United States Government (including the U.S. Department of the
Treasury’s Office of Foreign Assets Control and the U.S. Department of
State), the United Nations Security Council, the European Union, His
Majesty’s Treasury, or any other relevant sanctions authority
(collectively, “Sanctions”), or
(B)located, organized or resident in a country or territory
that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called
Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, and
North Korea).

(ii)Each of the Accelevation Parties and their respective subsidiaries
(A) have not, since the more recent of April 24, 2019 or ten years prior to the date of this Agreement, engaged in, (B) are not now engaged in, and (C) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(iii)The Accelevation Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;
(B)to fund or facilitate any money laundering or terrorist
financing activities; or
(C)in any other manner that would cause or result in a
violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or
Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(v)The Accelevation Parties and their respective subsidiaries have conducted and will conduct their respective businesses in compliance with the Anti-Corruption Laws, the
Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Accelevation Parties or any of their respective subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is
pending or, to the knowledge of the Accelevation Parties, threatened.  The Accelevation
Parties and their respective subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws,
Sanctions, and with the representations and warranties contained herein.
(w)The Accelevation Parties represent that, as of the date of this Agreement, neither the
Accelevation Parties nor any of their respective subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The Accelevation Parties do not
and will not, and will not permit any of their respective subsidiaries to, (i) be or become a
“covered foreign person”, as that term is defined in the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury
Department under U.S. Executive Order

14105 of August 9, 2023, or any similar law or regulation, as of the date of this
Agreement, and as codified at 31 C.F.R. §850.101 et seq (the “Outbound Investment
Rules”), or (ii) engage, directly or indirectly, in (A) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (B) with respect to any subsidiary of the Accelevation Parties that is not a U.S. Person (as defined in the Outbound Investment Rules), any activity that would constitute a “covered activity” or “covered transaction”, as each such term is defined in the Outbound
Investment Rules, if such subsidiary were a U.S. Person, (C) any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the
Underwriters to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
(x)Neither the Accelevation Parties, nor any of their respective subsidiaries, directors, officers, employees or affiliates, nor, to the knowledge of the Accelevation Parties, any agent or other person acting on behalf of the Accelevation Parties, is the subject of any pending or threatened enforcement action, administrative proceeding, denial order, debarment, or other restriction under Export Controls (meaning all export control laws and regulations administered or enforced by (i) the United States Government (including by the U.S. Department of Commerce or the U.S. Department of State), including the
Arms Export Control Act (22 U.S.C. § 2778), the Export Control Reform Act of 2018 (50
U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts
120–130), and the Export Administration Regulations (15 C.F.R. Parts 730-774), and (ii)
any other relevant governmental authority, including (to the extent applicable) EU
Regulation 2021/821 (as amended), the Export Control Order 2008, or any other applicable export control legislation or regulation of the United States, European Union, or United Kingdom). The Accelevation Parties and each of their respective subsidiaries
(a) have not, since five years prior to the date of the Agreement, engaged in, (b) are not now engaged in, and (c) will not engage in any unauthorized dealings or transactions involving any Person or item that, at the time of such dealing or transaction, was subject to restrictions under Export Controls, including any Person identified on a restricted party list maintained pursuant to Export Controls, or any other lists or regulations administered or enforced by the U.S. Department of Commerce.
(y)Subsequent to the respective dates as of which information is given in each of the
Registration Statement, the Time of Sale Prospectus and the Prospectus, the Accelevation
Parties and their respective subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; the
Accelevation Parties have not purchased any class of outstanding capital stock or membership interests, nor declared, paid or otherwise made any dividend or distribution of any kind on any class of capital stock or membership interests other than ordinary and customary dividends; and there has not been any material change in any class of capital stock or membership interests, short-term debt or long-term debt of the Accelevation
Parties and their

respective subsidiaries, taken as a whole, other than in connection with the
Organizational Transactions.
(z)The Accelevation Parties and each of their respective subsidiaries have good and marketable title to all real property owned by them and good and marketable title to all other property owned by them which is material to the business of the Accelevation
Parties and their respective subsidiaries, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Accelevation Parties and their respective subsidiaries; and any real property and buildings held under lease by the
Accelevation Parties and their respective subsidiaries are held by them in full force and effect and under valid, subsisting and enforceable leases, and neither the Accelevation
Parties nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Accelevation Parties or of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Accelevation Parties or such subsidiary to the continued
possession of the leased or subleased premises under any such lease or sublease.
(aa)(i) The Accelevation Parties and their respective subsidiaries own or have a valid and enforceable license to use all patents, inventions, copyrights (including rights in software), know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), domain names, trademarks, service marks, trade names, social media identifiers and accounts and all other worldwide intellectual property and similar proprietary rights, and any applications or registrations for any of the foregoing, together with all rights to claim priority under and all goodwill associated with any of the foregoing (collectively, “Intellectual
Property Rights”) used or held for use in any material respect in or reasonably necessary to the conduct of their businesses as currently conducted and as proposed to be conducted
(“Company IP”); (ii) the Accelevation Parties and their respective subsidiaries solely and exclusively own all Intellectual Property Rights owned or purported to be owned by any of them and hold all of their respective rights under all Intellectual Property Rights owned by, or licensed to, any of them free and clear of all liens, encumbrances and defects; (iii) the Intellectual Property Rights owned by the Accelevation Parties or any of their respective subsidiaries and, to the knowledge of the Accelevation Parties, the
Intellectual Property Rights licensed to the Accelevation Parties and any of their respective subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the knowledge of the Accelevation Parties, threatened action, suit, proceeding or claim by others challenging the validity, ownership, registrability, scope or enforceability of any Company IP, and neither the Company nor any of its subsidiaries is aware of any facts which would form a reasonable basis for any such claim; (iv) neither the
Accelevation Parties nor any of their respective subsidiaries have received any notice alleging any infringement, misappropriation or other violation of Intellectual Property
Rights,

and to the knowledge of the Accelevation Parties, no such action, suit, proceeding or claim is threatened; (v) to the knowledge of the Accelevation Parties, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Company IP; (vi) to the knowledge of the Accelevation Parties and their respective subsidiaries, neither the Accelevation Parties nor any of their respective subsidiaries infringe, misappropriate or otherwise violate, or have infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vii) the
Accelevation Parties and each of their respective subsidiaries are in compliance with all licenses and other agreements governing the use of Intellectual Property Rights to which any of the Accelevation Parties or any of their respective subsidiaries is a party, or under which any of the Accelevation Parties or any of their respective subsidiaries’ assets are bound (collectively, the “Intellectual Property Contracts”), and neither the
Accelevation Parties nor any of their respective subsidiaries have received any written notice alleging any such noncompliance and are unaware of any facts which would form a reasonable basis for any such claim; (viii) all Intellectual Property Contracts are in full force and effect; (ix) all Persons (including employees and contractors) engaged in, or that may engage in, the development of Intellectual Property Rights on behalf of the
Accelevation Parties or any of their respective subsidiaries have executed a valid and enforceable invention assignment agreement whereby such Persons presently assign all of their right, title and interest in and to such Intellectual Property Rights to the
Accelevation Parties or the applicable subsidiary, and to the knowledge of the
Accelevation Parties, no such agreement has been breached or violated; (x) the
Accelevation Parties and their respective subsidiaries take, and have taken, all commercially reasonable steps to appropriately maintain and protect the confidentiality of all information intended to be maintained as confidential, including any trade secrets and other material confidential Intellectual Property Rights; and (xi) no university, military, educational institution, research center, governmental body or other organization has funded, contributed to or sponsored research and development conducted in connection with the business of the Accelevation Parties or any of their respective subsidiaries that has any claim of right to, ownership of or other lien on any Company IP or would affect the proprietary nature of any Company IP or restrict the ability of the Accelevation
Parties or any of their respective subsidiaries to enforce, license or exclude others from using any Company IP.
(bb)With respect to artificial intelligence, advanced machine learning or other similar generative models (collectively, “AI Tools”), the Accelevation Parties and their respective subsidiaries (i) use AI Tools in compliance with all applicable license terms, consents, agreements and laws; and (ii) have not used AI Tools in a manner that adversely affects the ownership, validity, or enforceability of any Company IP or any output created by such AI Tool that the Company intended to own or would have owned if created without the use of such AI Tool.
(cc)(i) The Accelevation Parties and their respective subsidiaries use and have used any and all software or other materials under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License,
GNU General Public License, GNU Lesser General Public License and GNU Affero
General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; (ii) none of the Accelevation Parties nor any of their respective subsidiaries develop, use or have developed, distributed or have used any
Open Source Software in any manner that requires or has required (A) the Accelevation
Parties or any of their respective subsidiaries to permit reverse engineering of any software code or other technology owned by the Accelevation Parties or any of their respective subsidiaries or (B) any software code or other technology owned by the
Accelevation Parties or any of their respective subsidiaries to be (1) disclosed, delivered, licensed, distributed or otherwise made available to any other person in source code form,
(2) licensed for the purpose of making derivative works or (3) redistributed at no charge;
and (iii) none of the software developed or owned by the Accelevation Parties or any of their respective subsidiaries is subject to any escrow obligation.
(dd)(i) The Accelevation Parties and each of their respective subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, handling, analysis, import, export, storage, protection, disposal, disclosure or other processing by any of the Accelevation Parties or any of their respective subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data
(“Data Security Obligations,” and such data, “Data”); (ii) neither the Accelevation
Parties nor any of their respective subsidiaries have received any notification of or complaint regarding and neither the Accelevation Parties nor any of their respective subsidiaries are aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance in any material respect with any Data Security
Obligation; (iii) there is no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the
Accelevation Parties, threatened alleging non-compliance with any Data Security
Obligation; and (iv) the Accelevation Parties and their respective subsidiaries have not been required to notify any individual or data protection authority of any information security breach, compromise or incident involving any Data, in each case, as would not, singly or in the aggregate, have a Material Adverse Effect.
(ee)(i) The Accelevation Parties and each of their respective subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including Data and the data of their respective customers, employees, suppliers, vendors and any third party data maintained, stored or otherwise processed by or on behalf of any of the Accelevation
Parties or any of their respective subsidiaries) used in connection with the operation of any of their

respective businesses (“IT Systems and Data”) are adequate for, and operate and perform as required in connection with, the operation of such businesses as they are currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Accelevation Parties and each of their respective subsidiaries have taken all technical and organizational measures necessary to maintain and protect the IT Systems and Data used in all material respects in connection with the operation of the Accelevation Parties’ and their respective subsidiaries’ businesses; (iii)
without limiting the foregoing, the Accelevation Parties and their respective subsidiaries have established, maintained, implemented and complied in all material respects with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, consistent with industry standards and practices, and as required by Data Security Obligations, that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, disclosure, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any of the IT Systems and Data (“Breach”); and (iv) there has been no such Breach, and the
Accelevation Parties and their respective subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.
(ff)The Accelevation Parties and their respective subsidiaries have implemented and maintained policies, practices, and procedures designed to prevent unlawful harassment, discrimination, or retaliation in the workplace and have taken appropriate steps to ensure compliance with such policies and procedures, and (i) neither the Accelevation Parties nor their respective subsidiaries have had any material labor disputes and none currently exists or, to the knowledge of the Accelevation Parties, is threatened; (ii) neither the
Accelevation Parties nor any of their respective subsidiaries has any knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its principal vendors, partners or contractors; and (iii) the Accelevation Parties and their respective subsidiaries are and have been in material compliance with all applicable laws pertaining to employment and employment practices, wages and hours, terms and conditions of employment, and immigration.
(gg)Any “Employee Benefit Plan” (as defined under the Employee Retirement
Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the
Accelevation Parties, their respective subsidiaries or their “ERISA Affiliates” (as defined below) (each, a “Plan”) is and has been operated in compliance with its terms and all applicable laws, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), in all material respects. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan and no Plan, if terminated, would have any
“amount of unfunded benefit liabilities” (as defined under ERISA), as the fair market value of the assets under

each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan). Neither the Accelevation Parties, their respective subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (ii) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (iii)
Sections 302 and 303, 406, 4063 and 4064 of ERISA.  Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification.  There is no pending audit or investigation by the Internal Revenue
Service (“IRS”), the U.S. Department of Labor, the Pension Benefit Guaranty
Corporation or any other governmental or other regulatory entity or agency with respect to any Plan that could reasonably be expected to result in liability to the Accelevation
Parties or any of their respective subsidiaries.  Neither the Accelevation Parties nor any of their respective subsidiaries have any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106).
“ERISA Affiliate” means, with respect to the Accelevation Parties or any of their respective subsidiaries, any member of any group of organizations described in Sections
414(b), (c), (m) or (o) of the Code of which the Accelevation Parties or such subsidiary is a member.
(hh)The Accelevation Parties and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged;
neither the Accelevation Parties nor any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and neither the Accelevation Parties nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.
(ii)The Accelevation Parties and each of their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither of the
Accelevation Parties nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(jj)The financial statements included in each of the Registration Statement, the Time of Sale
Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated

financial position of the Accelevation Parties and their respective subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in
Holdings LLC’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has
been derived from the accounting records of the Accelevation Parties and their respective consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus
present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the Accelevation Parties believe that the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale
Prospectus and the Prospectus are based on or derived from sources which the
Accelevation Parties reasonably and in good faith believe are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(kk)Grant Thornton LLP, who have certified certain financial statements of the
Accelevation Parties and their respective subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Accelevation Parties within the meaning of the
Securities Act and the applicable rules and regulations thereunder adopted by the
Commission and the Public Company Accounting Oversight Board (United States).
(ll)(i) The Accelevation Parties and each of their respective subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and
(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Accelevation Parties’ most recent audited fiscal year, there has been (x) no material weakness in the Accelevation Parties’ internal control over financial reporting
(whether or not remediated) and (y) no change in the Accelevation

Parties’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Accelevation Parties’ internal control over financial reporting, other than as described in the Registration Statement, Time of Sale
Prospectus and Prospectus.
(mm)Except as described in the Registration Statement, the Time of Sale Prospectus
and the Prospectus, the Accelevation Parties have not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities
Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
(nn)The Accelevation Parties and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this
Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Accelevation Parties), and no tax deficiency has been determined adversely to the Accelevation Parties or any of their respective subsidiaries which, singly or in the aggregate, has had (nor do the Accelevation Parties or any of their respective subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Accelevation Parties or their respective subsidiaries and which could reasonably be expected to have) a Material
Adverse Effect.
(oo)From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging
Growth Company”).
(pp)The Accelevation Parties have not alone engaged in any Testing-the-Waters
Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of
Rule 501 under the Securities Act and have not authorized anyone other than the
Representatives to engage in Testing-the-Waters Communications.  The Accelevation
Parties reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications.  The Accelevation Parties have not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on
Schedule III hereto.  “Testing-the-Waters Communication” means any communication with

potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities
Act.
(qq)As of the time of each sale of the Shares in connection with the offering when the
Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale
Prospectus, (ii) any free writing prospectus, when considered together with the Time of
Sale Prospectus, and (iii) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(rr)        The Registration Statement, the Prospectus, the Time of Sale Prospectus and any
preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the
Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share
Program.
(ss)        No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.
(tt)     The Company has specifically directed in writing the allocation of Shares to each
Participant in the Directed Share Program, and neither the Directed Share Underwriter nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision.
(uu)The Company has not offered, or caused Morgan Stanley or any Morgan Stanley
Entity as defined in Section 12 to offer, Shares to any person pursuant to the Directed
Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the
Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
2.Representations and Warranties of the Selling Shareholders. Each Selling
Shareholder represents and warrants to and agrees with each of the Underwriters that:
(a)This Agreement has been duly authorized, executed and delivered by or on behalf of such
Selling Shareholder.
(b)The execution and delivery by such Selling Shareholder of, and the performance by such
Selling Shareholder of its obligations under, this Agreement and the Custody Agreement signed by such Selling Shareholder and Olympus Growth Fund VIII LP, as Custodian,
relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody
Agreement”) (if applicable), will not

contravene any provision of applicable law, or the certificate of incorporation or bylaws or other comparable governing or constituent documents of such Selling Shareholder (if such Selling Shareholder is not a natural person), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except as would not, individually or in the aggregate, have a Material Adverse Effect or material adverse effect on the Selling Shareholders ability to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the
Prospectus, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling
Shareholder of its obligations under this Agreement or the Custody Agreement (if applicable), except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or the rules and regulations of FINRA.
(c)Such Selling Shareholder has, and on the Closing Date will have (after giving effect to the Organizational Transactions), valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”)
in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement (if applicable) and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.
(d)The Custody Agreement (if applicable) has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling
Shareholder.
(e)Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this
Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co.
(“Cede”) or such other nominee as may be designated by the Depository Trust Company
(“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters
(assuming that neither DTC nor any such Underwriter has notice of any adverse claim
(within the meaning of Section 8-105 of the UCC to such Shares), (i) DTC shall be a
“protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC,
(ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation,

bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the
UCC.
(f)Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A.
(g)[Reserved.]
(h)The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph are limited in all respects to statements or omissions made in reliance upon and in conformity with the information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Time of
Sale Prospectus or the Prospectus (with respect to each Selling Shareholder, the “Selling
Shareholder Information”).
(i)(i) Neither such Selling Shareholder nor any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:
(A)the subject of any Sanctions, or
(B)located, organized or resident in a country or territory
that is the subject of comprehensive territorial Sanctions

(including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of
Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba,
Iran, and North Korea).
(ii)Such Selling Shareholder and each of its subsidiaries (A) have not, since the more recent of April 24, 2019 or ten years prior to the date of this
Agreement, engaged in, (B) are not now engaged in, and (C) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(j)Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;
(ii)to fund or facilitate any money laundering or terrorist financing activities; or
(iii)in any other manner that would cause or result in a violation of any
Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any
Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);
provided, however, that the foregoing shall not apply with respect to the distribution of the proceeds of the offering to any of such Selling Shareholder's indirect limited partners once such proceeds are no longer under the control of such Selling Shareholder if prior to such distribution such Selling Shareholder has no knowledge that such proceeds will be used for any of the foregoing purposes.
(k)Such Selling Shareholder and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering
Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Corruption
Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the knowledge of such Selling Shareholder, threatened.  Such Selling Shareholder and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-
Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(l)Such Selling Shareholder will not, and will not permit any of its subsidiaries to, (i) be or become a “covered foreign person”, as that term is defined in the Outbound Investment
Rules, or (ii) engage, directly or indirectly, in (A) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (B) with respect to any subsidiary of the Selling Shareholder that is not a U.S. Person (as defined in the Outbound Investment Rules), any activity that would constitute a “covered activity” or “covered transaction”, as each such term is defined in the Outbound
Investment Rules, if such subsidiary were a U.S. Person, (C) any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the
Underwriters to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
(m)Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the
Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under
Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
3.Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties contained in this Agreement, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at
$17.055 per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller (as set forth on Schedule
I hereto) as the number of Firm Shares set forth in Schedule II hereto opposite the name of such
Underwriter bears to the total number of Firm Shares.
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 4,500,000 Additional Shares at the Purchase Price,
provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the allocation of such
Additional Shares among the Selling Shareholders shall be as set forth on Schedule I hereto (or, if the option is exercised in part, pro rata based on each Selling Shareholder’s proportion of the total Additional Shares), and the date on which such Additional Shares are to be purchased.
Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date or later than ten business days after the date of such notice.
Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional

Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
4.Terms of Public Offering. The Sellers are advised by the Representatives that the
Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the
Representatives’ judgment is advisable.  The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at $18.00 per share (the “Public Offering
Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.567 per share under the Public Offering Price.
5.Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at
10:00 a.m., New York City time, on October 1, 2026, or at such other time on the same or such other date, not later than October 2, 2026, as shall be designated in writing by the
Representatives.  The time and date of such payment are hereinafter referred to as the “Closing
Date.”
Payment for any Additional Shares shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional
Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than November 12, 2026, as shall be designated in writing by the Representatives.
The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option
Closing Date, as the case may be, for the respective accounts of the several Underwriters.  The
Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters,
(ii) in the case of Additional Shares, any dividend adjustment pursuant to Section 3, and (iii) any withholding required by law.
6.Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration
Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:
(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing
Date:
(i)no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the
Accelevation Parties, threatened by the Commission;
(ii)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Accelevation Parties or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;
and
(iii)there shall not have occurred any event, effect or circumstance that, individually or in the aggregate, has involved or is reasonably likely to involve a change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Accelevation Parties and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
(b)Prior to the Closing Date:
(i)the Organizational Transactions shall have been duly
consummated at the respective times and on the terms contemplated by this
Agreement, the Registration Statement, the Time of Sale Prospectus and the
Prospectus; and
(ii)the Representatives shall have received a copy of the amended and restated charter of the Company certified by the Secretary of State of the State of
Delaware, along with executed copies of the documents listed on Schedule IV hereto, and such other evidence that the Organizational Transactions have been consummated as the Representatives may reasonably request.
(c)The Underwriters shall have received on the Closing Date a certificate, dated the Closing
Date and signed by an executive officer of each of the Accelevation Parties, to the effect set forth in Sections 6(a)(i) and 6(a)(ii), and to the effect that the representations and warranties of the Accelevation Parties contained in this

Agreement are true and correct as of the Closing Date; and that the Accelevation Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(d)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Company, dated the
Closing Date, each in form and substance reasonably satisfactory to the Representatives.
(e)The Underwriters shall have received on the Closing Date an opinion letter of Kirkland &
Ellis LLP, counsel for the Selling Shareholders, dated the Closing Date, each in form and substance reasonably satisfactory to the Representatives.
(f)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, each in form and substance reasonably satisfactory to the
Representatives.
With respect to the negative assurance letters to be delivered pursuant to Sections 6(d)
and 6(f) above, Kirkland & Ellis LLP and Simpson Thacher & Bartlett LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration
Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
The opinions of Kirkland & Ellis LLP described in Sections 6(d) and 6(e) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling
Shareholders, as the case may be, and shall so state therein.
(g)The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale
Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(h)The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, and signed by the chief financial officer of the Company, in his capacity as such, with respect to certain financial and accounting information in the Registration Statement, the Time of Sale
Prospectus and the Prospectus, in form and substance reasonably satisfactory to the
Representatives.

(i)The “lock-up” agreements, each substantially in the form attached hereto as Exhibit A between the Representatives, the Selling Shareholders and certain securityholders, officers and directors of the Accelevation Parties (the “Lock-Up Agreements”), shall be in full force and effect on the Closing Date.
(j)The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:
(i)a certificate, dated the Option Closing Date and signed by an executive officer of each of the Accelevation Parties, confirming that the certificate delivered on the Closing Date pursuant to Section 6(c) hereof remains true and correct as of such Option Closing Date;
(ii)an opinion and negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Company, dated the Option Closing Date, relating to the
Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;
(iii)an opinion letter of Kirkland & Ellis LLP, outside counsel for the
Selling Shareholders, dated the Option Closing Date, relating to the Additional
Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;
(iv)an opinion and negative assurance letter of Simpson Thacher &
Bartlett LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;
(v)a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from Grant Thornton LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;
(vi)a certificate dated the Option Closing Date, in the form and substance reasonably satisfactory to the Representatives, signed by the chief financial officer of the Company, and otherwise to the same effect as the certificate required by Section 6(h) hereof; and
(vii)such other documents as the Representatives may reasonably request with respect to the good standing of the Accelevation Parties and their respective subsidiaries, the due authorization and

issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
7.Covenants of the Accelevation Parties. Each of the Accelevation Parties covenants with each Underwriter as follows, as applicable:
(a)To furnish to the Representatives, without charge, signed copies of the Registration
Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York
City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale
Prospectus, the Prospectus and any supplements and amendments thereto or to the
Registration Statement as the Representatives may reasonably request.
(b)Before amending or supplementing the Registration Statement, the Time of Sale
Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the
Commission within the applicable period specified in Rule 424(b) under the Securities
Act any prospectus required to be filed pursuant to such Rule.
(c)To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.
(d)Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the
Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the
Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale
Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the

Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the
Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the
Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(g)If required by applicable law, to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.
(h)To make generally available to the Company’s security holders and to the
Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the
Securities Act and the rules and regulations of the Commission thereunder (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and
Retrieval System).
(i)To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed
Share Program.
(j)The Company will promptly notify the Representatives if the Company ceases to be an
Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii)
completion of the Restricted Period (as defined below).
(k)If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters
Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Accelevation Parties will promptly notify the Representatives and will promptly amend or supplement, at their own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(l)(i) Each of the Accelevation Parties also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending immediately after the close of the Trading Day (as defined below)
occurring on the 180th day after the date of the Prospectus (the “180th Day”) or, if the
180th Day is not a Trading Day, ending immediately after the close of the last Trading
Day immediately preceding the 180th Day (such period of time between the date hereof and, as the case may be, the 180th Day or the last Trading Day immediately preceding the
180th Day, referred to herein as the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, “Lock-Up Securities”), including units of Holdings LLC, or (2) enter into any swap, loan or other arrangement
(including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Lock-Up
Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other Lock-Up Securities, in cash or otherwise or (3) file or confidentially submit any registration statement with the
Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. For purposes of this
Agreement, a “Trading Day” is a day on which the Nasdaq Stock Market (“Nasdaq”) is open for the buying and selling of securities.
(ii)The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the
Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C)

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock; provided that (1) such plan does not provide for the transfer of Class A Common Stock during the Restricted
Period and (2) no public announcement, filing or report under the Exchange Act shall be voluntarily made by any person in connection therewith during the
Restricted Period (other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time) and, if any announcement, filing or report shall be legally required during the Restricted Period, such announcement, filing or report shall clearly indicate therein that none of the securities subject to such plan may be transferred, sold, or otherwise disposed of pursuant to such plan until after expiration of the Restricted Period, (D) grants of stock options, restricted stock, restricted stock units or other equity awards and the issuance of shares of
Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors or consultants pursuant to the terms of an equity compensation plan described in the
Registration Statement, Time of Sale Prospectus and Prospectus, (E) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan described in the Registration Statement, Time of
Sale Prospectus or Prospectus, (F) any shares or other equity issued in connection with the Organizational Transactions, (G) any shares of Class A Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Time of Sale
Prospectus and the Prospectus or (H) the sale or issuance of or entry into an agreement providing for the sale or issuance of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock pursuant to any such agreement or (y) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of Common Stock securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (H) shall not exceed 5% of the total number of shares of Common Stock outstanding as of the Closing Date immediately following the completion of the transactions

contemplated by this Agreement to be completed as of that date, including the
Organizational Transactions, and provided further that all recipients of any such securities shall enter into a “lock-up” agreement, substantially in the form of
Exhibit A hereto covering the remainder of the Restricted Period.
(iii)If the Representatives, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-Up
Agreement for an officer or director of the Accelevation Parties and provide the
Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.
(m)The Accelevation Parties will use their best efforts to effect and maintain the listing of the
Shares on the Nasdaq.
(n)The Accelevation Parties will apply the net proceeds from the sale of the Shares in the manner described under the caption “Use of Proceeds” in each of the Registration
Statement, the Time of Sale Prospectus and the Prospectus.
8.Covenants of the Sellers.  Each Seller, severally and not jointly, covenants with each Underwriter as follows:
(a)Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed IRS Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.
(b)Each Seller that is not an individual will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed
Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Seller undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.
9.Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Accelevation Parties, jointly and severally, agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement (except as otherwise provided herein), including: (i) the fees, disbursements and expenses of the Accelevation Parties’ counsel and accountants, and counsel for the Selling Shareholders, in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the
Prospectus, any free writing

prospectus prepared by or on behalf of, used by, or referred to by the Accelevation Parties and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable and documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g), including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the
Underwriters incurred in connection with the review and qualification of the offering of the
Shares by FINRA, provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $50,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Accelevation Parties relating to investor presentations on any “road show,” as defined in Rule 433(h) under the Securities Act (a
“road show”), undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Accelevation Parties and travel and lodging expenses of the representatives and officers of the Accelevation Parties and any such consultants, (viii) the document production charges and expenses associated with printing this Agreement, (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share
Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the
Underwriters in connection with the Directed Share Program and (x) all other costs and expenses incident to the performance of the obligations of the Accelevation Parties hereunder for which provision is not otherwise made in this Section 9.  It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled
“Directed Share Program Indemnification” and the last paragraph of Section 14 below, the
Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and in connection with any road show undertaken in connection with the marketing of the offering and the Shares, the travel, lodging and meal expenses of the Underwriters; provided, however, that the Representatives and the
Accelevation Parties agree that the Accelevation Parties, jointly, and the Underwriters shall each pay or cause to be paid 50% of the cost of any aircraft chartered or other transportation chartered in connection with such road show.

The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Accelevation Parties and/or the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.
10.Covenants of the Underwriters.  Each Underwriter, severally and not jointly, covenants with the Accelevation Parties and the Selling Shareholders not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.
11.Indemnity and Contribution.  The Accelevation Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any
Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the
Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the
Securities Act and their respective directors, officers, employees and agents from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities
Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-
Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Accelevation Parties in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.
(a)Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and
each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement or any amendment thereof, any preliminary prospectus, the Time of Sale
Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as

defined in Rule 433(h) under the Securities Act, any Company information that the
Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities
Act, any road show, the Prospectus or any amendment or supplement thereto, or any
Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling
Shareholder Information relating to such Selling Shareholder. The liability of each
Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) of the Shares sold by such
Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the
“Selling Shareholder Proceeds”).
(b)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the
Accelevation Parties, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Accelevation Parties or any Selling Shareholder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Accelevation Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Accelevation
Parties or the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of
Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus: the concession figures in the third paragraph, the information regarding sales to discretionary accounts in the seventh paragraph, the information regarding stabilization and short positions in the first, second, sixth, ninth sentences of the tenth paragraph and the information regarding internet distributions in the second and third sentences of the twelfth paragraph (the “Underwriter Information”).
(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to the preamble to this Section 11, Section 11(a) or Section 11(b), such person (the
“indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (for the avoidance of doubt, who shall not, without the consent of the indemnified party, be the same counsel as counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel,

but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all
Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are
affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii)
the fees and expenses of more than one separate firm (in addition to any local counsel)
for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling
Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the
Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling
Shareholders, such firm shall be designated in writing by the Selling Shareholders.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and does not include a statement as to, or an admission of fault, wrongdoing, culpability or a failure to act by or on behalf of any indemnified party.
(d)To the extent the indemnification provided for in the preamble to this Section 11, Section
11(a) or Section 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the
Accelevation Parties and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares
(before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.
The relative fault of the Accelevation Parties and the Selling Shareholders on the one
hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the
Accelevation Parties and the Selling Shareholders or by the Underwriters and the parties’
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Selling Shareholder Proceeds.
(e)Each of the Accelevation Parties, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in
Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses

reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Accelevation Parties and the
Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter and their respective directors, officers, employees and agents, by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Accelevation Parties, their officers or directors or any person controlling the Accelevation Parties and acceptance of and payment for any of the Shares.
12.Directed Share Program Indemnification.  (a) The Accelevation Parties, jointly and severally, agree to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of
Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i)
that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the
Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.
(b)In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Accelevation Parties in writing and the

Accelevation Parties, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley
Entity and any others the Accelevation Parties may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley
Entity unless (i) the Accelevation Parties shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Accelevation Parties and the Morgan Stanley Entity and
representation of all parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Accelevation Parties shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley
Entities.  Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley.  The Accelevation Parties shall not be liable for any settlement of any proceeding effected without the written consent of the Accelevation
Parties, but if settled with such consent or if there be a final judgment for the plaintiff, the
Accelevation Parties, jointly and severally, agree to indemnify the Morgan Stanley
Entities from and against any loss or liability by reason of such settlement or judgment.
Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Accelevation Parties to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Accelevation
Parties, jointly and severally, agree that such Accelevation Parties shall be liable for any settlement of any proceeding effected without their written consent if (i) such settlement is entered into more than 30 days after receipt by the Accelevation Parties of the aforesaid request and (ii) the Accelevation Parties shall not have reimbursed the Morgan Stanley
Entity in accordance with such request prior to the date of such settlement.  The
Accelevation Parties shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any
Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.
(c)To the extent the indemnification provided for in Section 12(a) is unavailable to a
Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Accelevation Party shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares. If however the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each
Accelevation Party shall contribute such

amount paid or payable by the Morgan Stanley Entities in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the
Accelevation Parties on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Accelevation Parties on the one hand and the Morgan Stanley
Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Accelevation Parties or by the Morgan Stanley Entities
and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(d)The Accelevation Parties and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c).  The amount paid or payable by the Morgan
Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley
Entities in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay.  The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(e)The obligations of the Accelevation Parties under this Section 12 shall be in addition to any liability which the Accelevation Parties may otherwise have. The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or any Accelevation Party, its
officers or directors or any person controlling such Accelevation Party and (iii)
acceptance of and payment for any of the Directed Shares.

13.Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as
the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq, the
Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of
Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the
Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale
Prospectus or the Prospectus.
14.Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the
Representatives may specify, to purchase the Shares which such defaulting Underwriter or
Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this
Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any
Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm
Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.
In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any
other documents or arrangements may be effected.  If, on an Option Closing Date, any
Underwriter or Underwriters shall fail or refuse to purchase Additional

Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such
Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting
Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Accelevation Parties or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the
Accelevation Parties or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Accelevation Parties or such Selling Shareholder, as applicable, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses
(including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
15.Entire Agreement.  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement)
that relate to the offering of the Shares, represents the entire agreement between the Accelevation
Parties and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the
Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(a)The Accelevation Parties and each Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Accelevation Parties, any of the Selling
Shareholders or any other person; (ii) the Underwriters owe the Accelevation Parties and
each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriters may have interests that differ from those of the Accelevation Parties and each Selling Shareholder; and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Accelevation Parties and each Selling Shareholder waive to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(b)Each Selling Shareholder further acknowledges and agrees that, although the
Underwriters may provide certain Selling Shareholders with certain Regulation Best
Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
16.Recognition of the U.S. Special Resolution Regimes. (a) In the event that any
Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special
Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such
Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime,
Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered
Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default
Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12
C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title
II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
17.Counterparts; Electronic Signatures.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of
2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York.  Each of the
Representatives, the Accelevation Parties and the Selling Shareholders agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this
Agreement will be tried exclusively in the U.S. District Court for the Southern District of New
York or, if that court does not have subject matter jurisdiction, in any state court located in The
City and County of New York and each of the Representatives, the Accelevation Parties and the
Selling Shareholders agrees to submit to the jurisdiction of, and to venue in, such courts.
19.Waiver of Jury Trial. EACH OF THE ACCELEVATION PARTIES, THE
SELLING SHAREHOLDERS AND THE UNDERWRITERS HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND
ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED
HEREBY.
20.Binding Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Accelevation Parties, the Selling Shareholders and each person who controls any Accelevation Party, Selling Shareholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
21.Tax Disclosures. Notwithstanding anything herein to the contrary, the
Accelevation Parties are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind
(including tax opinions and other tax analyses) provided to the Accelevation Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.
However, any information relating to the tax treatment and tax structure shall remain confidential
(and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
22.Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
23.Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention:
Equity Syndicate Desk, with a copy to the Legal Department and J.P. Morgan Securities LLC,
270 Park Avenue, New York, New York 10017, Attention:

Equity Syndicate Desk; if to the Company shall be delivered, mailed or sent to 9555 N.
Springboro Pike, Suite 400, Miamisburg, Ohio 45342, Attn: Michael Rubiera; and if to the
Selling Shareholders shall be delivered, mailed or sent to c/o Olympus Partners, Metro Center,
4th Floor, One Station Place, Stamford, CT 06902, Attn: Matt Boyd.
[Signature Pages Follow]
[Signature Page to Underwriting Agreement]

Very truly yours,

ACCELEVATION HOLDINGS CORP.

By:	/s/ Michael Rubiera
	Name:	Michael Rubiera
	Title:	Chief Executive Officer

ACCELEVATION LLC

By:	/s/ Michael Rubiera
	Name:	Michael Rubiera
	Title:	Chief Executive Officer
[Signature Page to Underwriting Agreement]
The Selling Shareholders named in Schedule I
hereto, acting severally

ACCELEVATION CASH PUBCO HOLDINGS LP

By:	/s/ Matthew Boyd
	Name:	Matthew Boyd
	Title:	President

ACCELEVATION INVESTMENT HOLDINGS LLC

By:	/s/ Matthew Boyd
	Name:	Matthew Boyd
	Title:	President

Accepted as of the date hereof

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Joe Nassirian
	Name:	Joe Nassirian
	Title:	Executive Director

By:	J.P. Morgan Securities LLC

By:	/s/ Michael Rhodes
	Name:	Michael Rhodes
	Title:	Managing Director
I-1
SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
Accelevation Cash Pubco Holdings LP	8,011,999	2,042,041
Accelevation Investment Holdings LLC	11,988,001	2,457,959
Total:	20,000,000	4,500,000
II-1
SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	7,211,727
J.P. Morgan Securities LLC	7,211,727
Goldman Sachs & Co. LLC	3,278,058
Barclays Capital Inc.	2,622,446
BofA Securities, Inc.	2,622,446
Houlihan Lokey Capital, Inc.	2,950,252
Robert W. Baird & Co. Incorporated	1,367,781
William Blair & Company, L.L.C.	1,367,781
Piper Sandler & Co.	820,669
Nomura Securities International, Inc.	519,758
WR Securities, LLC	27,355
Total:	30,000,000
III-1
SCHEDULE III
Time of Sale Prospectus
1.Preliminary Prospectus issued September 22, 2026
2.Orally communicated pricing information:
Firm Shares: 30,000,000
Additional Shares: 4,500,000
Public Offering Price per Share: $18.00
IV-1
SCHEDULE IV
Transaction Documents
1.Amended and Restated Certificate of Incorporation of the Company.
2.Operating Agreement of Accelevation Holdings LLC.
3.Exchange Agreement among the Company, Accelevation Holdings LLC, Instor Blocker,
Inc. and Accelevation Investment Holdings LLC.
4.Tax Receivable Agreement among the Company, Accelevation Holdings LLC and the parties listed on Schedule A thereto.
Exhibit A-1
EXHIBIT A
FORM OF LOCK-UP AGREEMENT
[●], 2026

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC and J.P. Morgan Securities
LLC, as representatives (the “Representatives”) of the several Underwriters named in Schedule
II to the Underwriting Agreement, propose to enter into an Underwriting Agreement (the
“Underwriting Agreement”) with Accelevation Holdings Corp., a Delaware corporation (the
“Company”), Accelevation LLC, a Delaware limited liability company, and certain selling shareholders of the Company named in Schedule I thereto (the “Selling Shareholders”)
providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of 30,000,000 shares (the “Shares”) of the Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”).
As used herein, the term “Common Stock” refers to shares of the Company’s Class A Common
Stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending immediately after the close of the Trading Day occurring on the 180th day after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “180th Day”) or, if the 180th Day is not a Trading Day, ending immediately after the close of the last Trading Day immediately preceding the 180th Day (such period of time between the date hereof and, as the case may be, the 180th Day or the last Trading Day immediately preceding the 180th Day, referred to herein as the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of
Common Stock owned or hereafter acquired by the undersigned or with respect to which
Exhibit A-2
the undersigned has or hereafter acquires the power of disposition, including, without limitation,
Common Stock or such other securities which may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange
Act”)) and securities which may be issued upon exercise of a stock option or warrant by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for
Common Stock (collectively, the “Lock-Up Securities”), including units of Accelevation
Holdings LLC (“Holdings LLC”) (the “Units”) or (2) enter into any hedging, swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Lock-Up
Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other Lock-Up Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Lock-Up Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. For purposes of this agreement, a “Trading Day” is a day on which the Nasdaq Stock Market is open for the buying and selling of securities.
The foregoing shall not apply to the following:
(a)transactions relating to shares of Common Stock or other securities acquired from the Underwriters in the Public Offering or in open market transactions after the completion of the
Public Offering; provided that no public report or filing with the Securities and Exchange
Commission (the “Commission”) or otherwise is required or voluntarily made during the
Restricted Period;
(b)transfers, dispositions or distributions of Lock-Up Securities: (i) as one or more bona fide gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes, (ii) by will, testamentary document or intestacy, (iii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (iv) pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned, (v) to any corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family member of the undersigned (as defined in FINRA Rule 5130(i)(5)) are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (vi) to any nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above, (vii) to any member of the undersigned’s immediate family or to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned and/or any member of the undersigned’s immediate family, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of the beneficiary of such trust,
(viii) to the Company upon the undersigned’s death, disability or termination of employment or other service relationship with the Company, (ix) to the
Exhibit A-3
Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of
“net” or “cashless” exercise), including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, each as described in the Registration Statement; provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this agreement, or (x) with the prior written consent of the Representatives on behalf of the Underwriters; provided that in the case of any transfer, disposition or distribution (1)
pursuant to clauses (i), (ii), (iii), (iv), (v), (vi) and (vii), each donee, devisee, trustee, distributee or transferee, as the case may be, shall sign and deliver a lock-up agreement substantially in the form of this agreement for the balance of the Restricted Period, (2) pursuant to clauses (i), (ii),
(iii), (v), (vi) and (vii), any such transfer shall not involve a disposition for value, (3) pursuant to clauses (v), (vi) and (vii), such transfers are not required to be reported during the Restricted
Period in a filing with the Commission under Section 16(a) of the Exchange Act on Form 4 or
Form 5 (or, in the case of clauses (i), (ii), (iii) and (iv) above, any filing, if required, shall indicate in the footnotes thereto that the filing relates to circumstances described in the relevant clause), (4) pursuant to clauses (i), (ii), (iii), (viii) and (ix), the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, and (5) in the case of clauses (viii) and (ix) above, that such Lock-Up Securities were issued to the undersigned pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in the Prospectus;
(c)if the undersigned is not an individual, distributions of Lock-Up Securities to: (i)
another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the
“Securities Act”)) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned; provided that in the case of any distribution pursuant to this clause, (1) each distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement for the balance of the Restricted Period, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported during the Restricted Period in a filing with the Commission under Section 16(a) of the Exchange Act on Form 4 or Form 5, and (4) the
undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers;
(d)establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock; provided that (1) such plan does not provide for the transfer of Class A Common Stock during the Restricted Period and
1 NTD: To be included for Olympus.
Exhibit A-4
(2) no public announcement, filing or report under the Exchange Act shall be voluntarily made by any person in connection therewith during the Restricted Period (other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time) and, if any announcement, filing or report shall be legally required during the Restricted Period, such announcement, filing or report shall clearly indicate therein that none of the securities subject to such plan may be transferred, sold, or otherwise disposed of pursuant to such plan until after expiration of the Restricted Period; [or]
(e)sales pursuant to the terms of the Underwriting Agreement[; or]
(f)[pledging, hypothecating or otherwise granting a security interest in Lock-Up
Securities to one or more banks, financial or lending institutions as collateral or security for any loan, advance, margin loan or extension of credit or similar financing activity or arrangements and any transfer upon foreclosure upon or enforcement of such Lock-Up Securities, provided, that the undersigned or the Company, as the case may be, shall provide the Representatives prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest].1
Notwithstanding the foregoing, clause (b)(1) above shall not apply with respect to any transfer of shares of Common Stock to charitable organization transferees or recipients
(including any direct or indirect member or partner of the undersigned that receives such shares of Common Stock pursuant to a distribution in-kind to such member or partner) in an aggregate amount, together with any such transfers by the undersigned and the undersigned’s affiliates pursuant to any substantially similar lock-up agreement with the Representatives, not to exceed
1.0% of the outstanding shares of Common Stock (treating as outstanding shares of Class A
Common Stock and Class B Common Stock). For the avoidance of doubt, any transfer of shares of Common Stock to a charitable organization transferee or recipient that has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer shall not count towards the percentage in the preceding sentence.
The restrictions set forth in this Lock-Up Agreement shall not apply to any exchange, transfer or sale in connection with, and as contemplated by, the Organizational Transactions (as such term is defined in the Underwriting Agreement).
In addition, the undersigned agrees that, without the prior written consent of the
Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common
Stock, Units or any other security convertible into or exercisable or exchangeable for Common
Stock.
Exhibit A-5
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of
Lock-Up Securities except in compliance with the foregoing restrictions.
[If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.]
If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Class A Common Stock or other
Lock-Up Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or such other method that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.
The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this agreement. The undersigned understands that the
Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the
Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an
Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
Exhibit A-6
[In the event that a Representative withdraws or is terminated from, or declines to participate in, the Public Offering, all references in this agreement to the Representatives shall refer to the remaining Representative. If all Representatives withdraw, are terminated from or decline to participate in the Public Offering, all references in this agreement to the
Representatives shall refer to the lead left book runner in the Public Offering (“Replacement
Entity”), and in such event, any written consent, waiver or notice given or delivered in connection with this agreement by or to such Replacement Entity shall be deemed to be sufficient and effective for all purposes under this agreement.]
This agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the date of filing with the Commission of a notice of withdrawal of the registration statement on Form S-1 related to the Public Offering pursuant to Rule 477 promulgated under the Securities Act, prior to its effectiveness, (ii) the date that the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (iii) the date that the Representatives advise the Company in writing prior to the execution of the Underwriting Agreement that they have determined not to proceed with the Public Offering, (iv) the date that the Underwriting
Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of any Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase Additional Shares), and (v) March
31, 2027, in the event that the Underwriting Agreement has not been executed on or before that date.
This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New
York.
This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Electronic signatures complying with the New York Electronic Signatures and
Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this agreement. Transmission by telecopy, electronic mail or other transmission method (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or
www.echosign.com) of an executed counterpart of this agreement will constitute due and sufficient delivery of such counterpart.
[Signature Pages Follow]
[Signature Page to Lock-Up Agreement]

Very truly yours,

(Name)

(Address)
Exhibit B-1
EXHIBIT B
FORM OF WAIVER OF LOCK-UP
[●], 2026
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to the representatives of the several underwriters in connection with the offering by Accelevation Holdings Corp. (the “Company”) and certain selling shareholders of the sCompany, of [●] shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company and the lock-up agreement dated [●], 2026
(the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [●], 202[●], with respect to [●] shares of Common Stock
(the “Shares”).
Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC hereby agree to [waive]
[release] the transfer restrictions set forth in the Lock-Up Agreement, but only with respect to the
Shares, effective [●], 20[26]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-Up Agreement shall remain in full force and effect.
[Signature Page Follows]
Exhibit B-2

Very truly yours,

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Acting severally on behalf of themselves and
the several Underwriters named in Schedule
II to the Underwriting Agreement

By:
Name:
Title:
cc: Company
Exhibit B-3
FORM OF PRESS RELEASE
Accelevation Holdings Corp.
[Date]
Accelevation Holdings Corp. (the “Company”) announced today that Morgan Stanley & Co.
LLC and J.P. Morgan Securities LLC, the lead book-running managers in the Company’s recent public sale of [●] shares of its Class A common stock are [waiving][releasing] a lock-up restriction with respect to [●] shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on [●], 202[●], and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the
United States Securities Act of 1933, as amended.